Exhibit 99.1

InSite Vision Reports Fourth Quarter and Full Year 2008 Financial Results and Outlines 2009 Priorities

AzaSite Sales Up 54 Percent in Fourth Quarter

ALAMEDA, Calif.--(BUSINESS WIRE)--March 4, 2009--InSite Vision Incorporated (AMEX:ISV) today reported financial results for the full year and fourth quarter ended December 31, 2008.

For the year ended December 31, 2008, the company reported total revenue of $13.7 million compared to $23.8 million for the year ended December 31, 2007, including royalties from Inspire Pharmaceuticals of $3.6 million for sales of AzaSite® (azithromycin ophthalmic solution) 1% InSite Vision’s product for the treatment of bacterial conjunctivitis. 2008 revenues also included $9.9 million of non-cash amortization of upfront and milestone payments from Inspire while 2007 included $22.1 million. Amortization of these payments ended in April 2008. Fourth quarter sales of AzaSite were up 54 percent over the third quarter of 2008, driven by a 30 percent rise in prescriptions.

“During a year of significant transition, InSite Vision has delivered solid financial performance driven by growing sales of AzaSite,” commented Louis Drapeau, InSite’s Chief Executive Officer. “In 2009, we will focus on maximizing the AzaSite opportunity and leveraging our ophthalmology product expertise and portfolio of clinical and early-stage assets to deliver value to shareholders.”

Recent Accomplishments

During the past three months, InSite successfully implemented a leadership transition that included naming Louis Drapeau as interim Chief Executive Officer and electing Rick Anderson, Tim Lynch, Tim McInerney, Evan Melrose, M.D., Robert O'Holla and Anthony Yost to the Board of Directors.

With new leadership in place, InSite Vision has completed several immediate steps to develop and implement a strategy for building shareholder value while reducing expenses. During the fourth quarter:

  InSite has worked closely with its commercial partner Inspire Pharmaceuticals to support activities to increase AzaSite sales.
  The company completed its first Phase 3 clinical trial of ISV-502 (AzaSite Plus™), a topical combination antibiotic/corticosteroid product for the treatment of blepharoconjunctivitis, or lid margin disease. InSite made a strategic decision to postpone the initiation of its second Phase 3 trial pending an evaluation of results from the first Phase 3 study. Preliminary Phase 3 study results announced in December indicated that ISV-502 was very well tolerated and improved clinical outcomes as compared to a corticosteroid or antibiotic alone. However, statistical significance was not achieved in all arms of the trial. The company plans to meet with the U.S. Food and Drug Administration (FDA) in mid-April to discuss preliminary results from the first Phase 3 trial, and develop a clinical and regulatory path for the continued development of ISV-502 following that meeting.
  The company completed a review of earlier-stage pipeline opportunities, including a market opportunity analysis and prioritization.
  Preclinical and formulation activities were successfully completed for a number of non-steroidal anti-inflammatory drugs (NSAIDs) as potential new product opportunities for the company.
  Internal operating efficiencies were enhanced and operating expenses reduced through a restructuring and reduction in force in December and other cost-control measures such as the streamlining of internal operations.

2009 Strategy – The Path Forward

In 2009, InSite will focus on maximizing AzaSite sales while pursuing a licensing strategy to maximize the company’s assets and explore new product and technology opportunities. Operational discipline and milestone-driven decision-making will act as guiding principles for executing the company’s strategic priorities. Piper Jaffray & Co. has been engaged to help the company source new opportunities to fuel future growth for the company.

“As we committed to our shareholders in November, the Board and senior management undertook a top-to-bottom review to determine how to best leverage our strong foundation in ophthalmic care. Based on a thorough analysis of InSite’s business and the marketplace, we believe the best path forward is a strategy that leverages our current assets to in-license promising new product opportunities or, if the right opportunity presents itself, an M&A transaction,” stated Mr. Drapeau. “AzaSite represents a major value driver for InSite, and in 2009 we will focus on maximizing sales with our partner Inspire. We will also focus on partnering opportunities for AzaSite outside of North America, and for other DuraSite-enabled assets in our portfolio. In parallel, we will utilize our knowledge of the ophthalmic space to actively evaluate late-stage product and medical technology opportunities appropriate for in-licensing and development. For in-licensing opportunities, we will concentrate on late-stage products to rapidly build shareholder value and move toward cash flow breakeven.”

AzaSite

InSite and Inspire have been working closely on strategies to augment AzaSite sales in the specialty ophthalmic markets. In the near term, Inspire has committed to several initiatives to support patient and physician education and awareness and help drive sales. These activities include working to improve AzaSite reimbursement and conducting clinical studies on potential new indications including blepharitis.

To expand availability of AzaSite internationally, InSite will focus on securing commercial partners in key markets including Japan and certain European countries.

In 2008, InSite submitted the application for marketing approval for AzaSite in Canada and anticipates receiving notification of the results of that application before the end of the second quarter of this year.

Additional Highlights

The next near-term product opportunity in InSite’s pipeline is ISV-502 (AzaSite Plus™), a topical combination antibiotic/corticosteroid product for the treatment of blepharoconjunctivitis (also known as lid margin disease), a condition that currently has no approved therapy. Based on the outcome of its upcoming meeting with the FDA, InSite will determine next steps in its commercial development strategy. The company expects to seek a licensing agreement for the development and commercialization of ISV-502.

InSite is also seeking potential out-licensing partners that are well-positioned to develop the company’s early-stage product opportunities and for new applications of the company’s DuraSite platform technology. Following a comprehensive evaluation of product and technology opportunities in its portfolio, InSite has selectively advanced two new product candidates for the treatment of eye pain and inflammation into preclinical testing. InSite anticipates partnering these DuraSite-enabled early-stage product candidates for development.

In parallel, InSite has formed a Board-level committee to work closely with management and our investment bankers, Piper Jaffray & Co., to screen and identify new product and/or technology licensing opportunities for the company, as well as any merger and acquisition opportunities that may arise.

Fourth Quarter and Full Year 2008 Earnings Summary

Net loss for the year ended December 31, 2008 was $21.3 million, or $0.23 per share, compared to net income for the year ended December 31, 2007 of $5.5 million, or $0.06 per share, primarily due to less non-cash revenues from the amortization of the upfront payments from the Inspire AzaSite license agreement in 2008, higher development costs incurred by the Phase 3 clinical for ISV-502, higher net interest expense due to the $60 million debt issuance in 2008 and proxy and organizational restructuring costs.

Research & Development (R&D) expenses for 2008 were $16.2 million compared to $10.4 million in 2007, primarily driven by the Phase 3 clinical trial of ISV-502. General & Administrative (G&A) expenses were $8.3 million for the full year ended December 31, 2008, compared to $6.8 million for the year ended December 31, 2007. Differences in G&A expenses year over year are principally attributable to non-recurring proxy costs. Severance expenses were $1.9 million for 2008 which represent non-recurring restructuring costs.

InSite Vision had cash and cash equivalents of $37.5 million as of December 31, 2008.

On February 25, 2008, the company announced a $60 million private placement of debt to institutional investors secured by royalties from sales of AzaSite in the United States and Canada. Net proceeds to InSite totaled slightly more than $50 million due to a total of slightly less than $10 million in interest reserves to support the payment of interest on the notes as well as transaction fees.

The company reported total revenue for the fourth quarter 2008 of $1.5 million compared to $7.9 million in the fourth quarter of 2007. Almost all of the revenue for the three months ended December 31, 2008 reflects royalties from Inspire for sales of AzaSite. In the fourth quarter of 2007, non-cash revenues from the amortization of the upfront payments from the Inspire AzaSite license agreement made up the bulk of the revenues. The amortization of these upfront payments ended in the second quarter of 2008.

Net loss for the fourth quarter ended December 31, 2008 was $8.6 million, or $0.09 per share, compared to net income of $2.4 million, or $0.03 per share for the fourth quarter of 2007.

R&D expenses for the fourth quarter 2008 were $3.5 million compared to $3.8 million for the fourth quarter of 2007, primarily driven by development expenses associated with the Phase 3 study of ISV-502. G&A expenses were $2.0 million in the fourth quarter of 2008, compared to $1.5 million for the same quarter in 2007. G&A expenses for the fourth quarter were higher due to non-recurring charges associated with administrative and legal fees related to the 2008 proxy contest. Severance expenses were $1.9 million for the fourth quarter 2008 which represent non-recurring restructuring costs.

2009 Guidance

For the year ending December 31, 2009, operating expenses are currently anticipated to be substantially less than 2008. As the company identifies and pursues new strategic opportunities during 2009, InSite will provide more specific guidance.

Conference Call Today

InSite Vision will host a conference call today beginning at 4:00 p.m. Eastern Time to discuss the company's year-end results.

Analysts and investors can listen to the conference call by dialing (877) 407-0778 for domestic callers and (201) 689-8565 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call today by dialing (877) 660-6853 for domestic callers and (201) 612-7415 for international. All callers will have to enter the account number 286 and conference ID 315189.

The live conference call will also be webcast and available on the Investor Relations page of the company's website at www.insitevision.com. A recording of the call will be available on the website for 90 days following completion of the conference call. In addition, the company's fourth quarter and year ended December 31, 2008 earnings release will be posted to the company's website and furnished to the Securities and Exchange Commission on a Form 8-K prior to the conference call described above.

About InSite Vision

InSite Vision is committed to advancing new and superior ophthalmological products for unmet eye care needs. InSite is recognized for the discovery and development of novel ocular pharmaceutical products based on its DuraSite® bioadhesive polymer core technology, an innovative platform that extends the duration of drug delivery on the eye’s surface thereby reducing frequency of treatment and improving the efficacy of topically delivered drugs. By formulating the well-established antibiotic azithromycin in DuraSite, InSite developed the lowest-dosing ocular antibiotic available to the United States ophthalmic market, AzaSite® (azithromycin ophthalmic solution) 1%. AzaSite is marketed by Inspire Pharmaceuticals in the United States for the treatment of bacterial conjunctivitis (pink eye) and by international partners in South Korea, four countries in South America, Turkey and China.

InSite’s ophthalmic product development portfolio also includes ISV-502, which is currently in Phase 3 pivotal trials for the treatment of eye and eyelid infection and inflammation and additional product candidates leveraging the company’s core technologies. For further information on InSite Vision, please visit www.insitevision.com.

Forward Looking Statements

This news release contains certain statements of a forward-looking nature relating to future events, including InSite's projected expenses for 2009, InSite's plans to advance its AzaSite family of products, including plans for ISV-502, InSite's corporate goals and initiatives for 2009 as well as over the next two to three years, InSite’s strategy to identify in-license and acquisition targets to expand its product portfolio, and InSite's plans for products outside of its AzaSite franchise, both within and outside of the ophthalmic market. Such statements entail a number of risks and uncertainties, including but not limited to: InSite's reliance on third parties, including Inspire, for the commercialization of AzaSite and its other products; the ability of InSite to enter into corporate collaborations for AzaSite outside the U.S. and Canada and with respect to its other product candidates, including AzaSite Plus (ISV-502) ; Inspire's ability to successfully market AzaSite in the United States and Canada; the clinical results of InSite's product candidates; InSite’s ability to successfully identify in-licensing and acquisition targets and consummate a transaction with same; InSite Vision's ability to expand its technology platform to include additional indications; InSite Vision's ability to maintain and develop additional collaborations and commercial agreements with corporate partners, including those with respect to AzaSite, AzaSite Plus, and other pipeline products; and its ability to adequately protect its intellectual property and to be free to operate with regard to the intellectual property of others; and determinations by the FDA, including those with respect to AzaSite Plus. Reference is made to the discussion of these and other risk factors detailed in InSite Vision's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q, under the caption "Risk Factors" and elsewhere in such reports. Any forward looking statements or projections are based on the limited information currently available to InSite Vision, which is subject to change. Although any such forward looking statements or projections and the factors influencing them will likely change, InSite Vision undertakes no obligation to update the information. Such information speaks only as of the date of its release. Actual events or results could differ materially and one should not assume that the information provided in this release is still valid at any later date.

InSite Vision Incorporated

Condensed Consolidated Statements of Operations
For the Three Months and Year Ended December 31, 2008 and 2007
(in thousands, except per share amounts; unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues	$1,510	$7,944	$13,706	$23,761
Cost of revenue	254	269	630	982
Operating expenses:
Research and development	3,521	3,756	16,242	10,384
General and administrative	1,957	1,549	8,251	6,760
Severance	1,909	0	1,909	0
Total	7,387	5,305	26,402	17,144
Income (loss) from operations	(6,131)	2,370	(13,326)	5,635
Interest (expense) and other income, net	(2,437)	6	(7,984)	(100)
Net income (loss)	$(8,568)	$2,376	$(21,310)	$5,535
Net income (loss) per share:
Basic	$(0.09)	$0.03	$(0.23)	$0.06
Diluted	$(0.09)	$0.02	$(0.23)	$0.06
Shares used to calculate net loss per share:
Basic	94,630	94,558	94,607	94,168
Diluted	94,630	99,934	94,607	100,110

Condensed Consolidated Balance Sheets
At December 31, 2008 and December 31, 2007
(in thousands; unaudited)

			December 31,	December 31,
			2008	2007

Assets:
Cash and cash equivalents			$37,456	$11,532
Restricted cash			0	75
Receivables, prepaid expenses and other current assets			1,667	2,067
Property and equipment, net			1,479	1,338
Debt issuance costs, net			4,341	-
Total assets			$44,943	$15,012

Liabilities and stockholders' equity (deficit):
Accounts payable and accrued expenses			$2,855	$4,085
Accrued interest			1,200	-
Deferred revenue			373	10,145
Capital lease obligation, less current portion			21	36
Long-term secured notes payable			60,000	-
Stockholders' equity (deficit)			(19,506)	746
Total liabilities and stockholders' equity (deficit)			$44,943	$15,012

CONTACT:
InSite Vision
Louis Drapeau, 510-747-1220
Chief Executive Officer
mail@insite.com
or
Availe Communications
Ellen Rose, 650-387-8746 (Media)